                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           KING PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(KING PHARMACEUTICALS LETTERHEAD)
                                                                    May 14, 1999
To the Shareholders of
  KING PHARMACEUTICALS, INC.

     You are cordially invited to attend the annual meeting of shareholders of King Pharmaceuticals, Inc., to be held on Friday, June 25, 1999 at 2:00 p.m. E.D.T. at the Meadowview Conference Resort & Convention Center in Kingsport, Tennessee. At the meeting, you will be asked to:

     - elect two Class I directors to serve until the 2002 annual meeting of shareholders;

     - approve the adoption of our 1998 Non-Employee Director Stock Option Plan;

     - ratify the appointment of PricewaterhouseCoopers LLP as King's independent auditors for 1999; and

     - consider and act upon any other matters which properly come before the annual meeting or any adjournment of the meeting.

     In connection with the meeting, we are sending you a notice of annual meeting of shareholders, a proxy statement, and a form of proxy. These materials are enclosed.

     We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event you are unable to attend the meeting. If you are present at the meeting and want to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. We urge you to return your proxy card in the stamped envelope as soon as possible. Your vote is very important.

     Detailed information relating to King's activities and operating performance during 1998 is contained in our annual report to shareholders, which is being mailed to you with this proxy statement, but is not a part of the proxy soliciting material. If you do not receive or have access to the 1998 annual report, please notify Kyle P. Macione, Executive Vice President, Investor Relations, King Pharmaceuticals, Inc., 501 Fifth Street, Bristol, Tennessee 37620, (423) 989-8000.

                                          Very truly yours,
                                          /S/ JOHN M. GREGORY
                                          JOHN M. GREGORY
                                          Chairman of the Board
                                          and Chief Executive Officer

                           KING PHARMACEUTICALS, INC.
                                501 FIFTH STREET
                            BRISTOL, TENNESSEE 37620

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 25, 1999

     The regular annual meeting of shareholders of King Pharmaceuticals, Inc. will be held on June 25, 1999 at 2:00 p.m., E.D.T., at the Meadowview Conference Resort & Convention Center, Kingsport, Tennessee, for the following purposes:

     1. ELECTION OF DIRECTORS. To elect two Class I directors to serve until the 2002 annual meeting of shareholders;

     2. ADOPTION OF STOCK OPTION PLAN. To approve the King Pharmaceuticals, Inc. 1998 Non-Employee Director Stock Option Plan;

     3. RATIFICATION OF AUDITORS.  To ratify the selection of
        PricewaterhouseCoopers LLP as King's independent auditors for 1999; and

     4. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only those shareholders of record at the close of business on May 3, 1999 are entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. On that day, 32,105,795 shares of common stock were outstanding. Each share entitles the holder to one vote.

     We have enclosed with this proxy statement a copy of our annual report to shareholders.

                                          By Order of the Board of Directors
                                          /S/ JOSEPH R. GREGORY
                                          JOSEPH R. GREGORY
                                          Secretary

May 14, 1999

                             YOUR VOTE IS IMPORTANT

     PLEASE MARK, SIGN, AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                           KING PHARMACEUTICALS, INC.
                                501 FIFTH STREET
                            BRISTOL, TENNESSEE 37620

                                PROXY STATEMENT
                    FOR 1999 ANNUAL MEETING OF SHAREHOLDERS

     Your vote is very important. For this reason, the Board of Directors is requesting that, if you are not able to attend the annual meeting of shareholders, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card. This proxy statement, the form of proxy and the annual report are being sent to you in connection with this request and are being mailed to all shareholders beginning on May 14, 1999.

                      INFORMATION ABOUT THE ANNUAL MEETING

WHEN IS THE ANNUAL MEETING?

     Friday, June 25, 1999, 2:00 p.m. E.D.T.

WHERE WILL THE ANNUAL MEETING BE HELD?

     Meadowview Conference Resort & Convention Center, 1901 Meadowview Parkway, Kingsport, Tennessee, (423) 578-6600.

WHAT ITEMS WILL BE VOTED UPON AT THE MEETING?

     You will be voting on the following matters:

     (1) ELECTION OF DIRECTORS. To elect two Class I directors to serve until the 2002 annual meeting of shareholders;

     (2) ADOPTION OF STOCK OPTION PLAN. To approve the King Pharmaceuticals, Inc. 1998 Non-Employee Director Stock Option Plan;

     (3) RATIFICATION OF AUDITORS.  To ratify the selection of
         PricewaterhouseCoopers LLP as King's independent auditors for 1999; and

     (4) OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

WHO CAN VOTE?

     You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, May 3, 1999. Each shareholder is entitled to one vote for each share of common stock held on that date. On May 3, 1999, there were 32,105,795 shares of common stock outstanding and entitled to vote.

HOW DO I VOTE BY PROXY?

     If you sign, date and return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For each other item of business, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from voting.

     If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them

     - "FOR" the election of all of our nominees for director;

     - "FOR" the approval of the 1998 Non-Employee Director Stock Option Plan;

     - "FOR" the ratification of PricewaterhouseCoopers LLP as our independent auditors.

     If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

HOW DO I CHANGE OR REVOKE MY PROXY?

     You can change or revoke your proxy at any time before it is voted at the annual meeting by:

     (1) submitting another proxy with a more recent date than that of the proxy first given;

     (2) attending the annual meeting and voting in person; or

     (3) sending written notice of revocation to our corporate secretary, Joseph
         R. Gregory.

HOW MANY VOTES ARE REQUIRED?

     If a quorum is present at the annual meeting,

     - the director nominees will be elected by a plurality of the votes cast in person or by proxy at the meeting; and

     - the adoption of the 1998 Non-Employee Director Stock Option Plan and the approval of independent auditors and all other matters submitted to the shareholders will require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting.

WHAT CONSTITUTES A "QUORUM" FOR THE MEETING?

     A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

     We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to solicitation by mail, regular employees of King and paid solicitors may make solicitations personally and by telephone or otherwise. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies. We have retained Corporate Investor Communications, Inc. to assist in the solicitation for a fee of $4,500 plus reasonable out-of-pocket expenses.

WHEN ARE THE 2000 SHAREHOLDER PROPOSALS DUE?

     Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the directors for the annual meeting in 2000 must be received by the Corporate Secretary, 501 Fifth Street, Bristol, Tennessee 37620, no later than January 15, 2000. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must also comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

                                 THE PROPOSALS
--------------------------------------------------------------------------------

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board has nominated the following two individuals to serve as Class I
Directors: John M. Gregory and D. Greg Rooker. We do not anticipate that either nominee will be unavailable for election but, if such a situation arises, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. The remaining members of the Board listed below will continue as members of the Board until their respective terms expire, as indicated below.

     INFORMATION ABOUT THE TWO INDIVIDUALS NOMINATED AS DIRECTORS AND THE REMAINING MEMBERS OF THE BOARD IS PROVIDED BELOW. SHARES OF COMMON STOCK REPRESENTED BY PROXY CARDS RETURNED TO US WILL BE VOTED FOR THE NOMINEES LISTED BELOW UNLESS YOU SPECIFY OTHERWISE.

                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS
                             (TERMS EXPIRING 2002)

     JOHN M. GREGORY, age 46, has served as Chairman of the Board of Directors since King's inception in 1993 and Chief Executive Officer since 1994. He previously co-founded General Injectables and Vaccines, Inc. and served as its President from 1984 through 1994. Prior to this time, he was the owner and registered pharmacist of a pharmacy located in Bastian, Virginia. He graduated from the University of Maryland School of Pharmacy with a B.S. in Pharmacy in 1976.

     D. GREG ROOKER, age 51, has served as a director of King since October 1997. Mr. Rooker is the owner and President of Family Community Newspapers of Southwest Virginia, Inc., Wytheville, Virginia. Family Community Newspapers consists of five community newspapers and a national monthly motor sports magazine. Mr. Rooker is a graduate of Northwestern University with a degree in Journalism.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

                        INCUMBENT DIRECTORS -- CLASS II
                             (TERMS EXPIRING 2000)

     JOSEPH R. GREGORY, age 44, has served as President of Monarch Pharmaceuticals, a wholly-owned subsidiary of King, since 1994, has served as a Director since 1993 and as Vice Chairman of the Board of Directors of King since December 1997. Prior to joining King, he was the Chief Operating Officer of General Injectables and Vaccines, Inc. from 1987 to 1994 and also served as the President of Insource/Williams, Inc., its subsidiary, from 1989 to 1994. He previously served as President of The Buying Group Network/A Service of Pharmacist Shared Services. He graduated from the University of Maryland School of Business with a B.S. in Business Administration in 1977.

     FRANK W. DE FRIECE, JR., age 78, has served as a director of King since October 1997. He has served as President, Vice President, fund administrator and board member of the Massengill De Friece Foundation, Inc. since 1950. Since 1946 he served in various capacities with S.E. Massengill Company. He served as President of the S.E. Massengill Company from 1960 to 1971 when the company was purchased by Beecham, Inc. From 1971 to 1973, he served as board member and Vice Chairman of Beecham, Inc. He graduated from Roanoke College with a B.S. in Chemistry in 1946.

     TED G. WOOD, age 61, has been a director of King since April 1997. Presently, he is President of the United Operating Companies, affiliates of The United Company in Bristol, Virginia, one of King's principal shareholders. From 1992 to 1993, he was President of Boehringer Mannheim Pharmaceutical Corporation in Rockville, Maryland. From 1993 to 1994 he was President of KV Pharmaceuticals in St. Louis, Missouri. From 1975 to 1991, he was employed by SmithKline where he served as President of Beecham Laboratories from 1988 to 1989 and Executive Vice President of SmithKline from 1990 to 1991. He served as account supervisor at Frank J. Corbett, Inc. in Chicago, Illinois from 1972 to 1974. From 1962 to 1971, he held various sales and marketing management positions with The Dow Chemical Company. He graduated from the University of Kentucky with a B.S. in Commerce in 1960. In 1986 he completed the Advanced Management Program at Harvard University.

                        INCUMBENT DIRECTORS -- CLASS III
                             (TERMS EXPIRING 2001)

     JEFFERSON J. GREGORY, age 43, has served as President of King Pharmaceuticals, Inc. since 1993, as President of Parkedale Pharmaceuticals, Inc., a wholly-owned subsidiary of King, since February 1998 and as a director since 1995. He was formerly the Director of Regulatory Affairs and Product Information for General Injectables and Vaccines, Inc. from 1991 to 1993 and was a consultant to the pharmaceutical industry from 1989 to 1991. He formerly served as a registered pharmacist in retail pharmacies in the Washington, D.C. and Baltimore, Maryland metropolitan areas. He graduated from the University of Maryland School of Law with a Juris Doctor in 1985, University of Maryland School of Pharmacy with a B.S. in Pharmacy in 1979, and Montgomery College with an Associate of Arts in 1976.

     ERNEST C. BOURNE, age 57, has served as a President of King's International Division since January 1999 and as a director of King since October 1997. From 1968 until January 1999 he had been employed with Bourne & Co., Inc., an investment banking firm, where he served as President.

     LOIS A. CLARKE, age 53, has served as a director of King since April 1997. Presently she is Executive Vice President and Chief Financial Officer of The United Company in Bristol, Virginia, one of King's principal shareholders. She also serves as President of United Investment Corporation, a registered investment advisor, and an affiliate of The United Company. Ms. Clarke has been with The United Company since 1971 and has been responsible for its financial matters. She is a graduate of McClains College with a degree in Accounting.

     ELECTION OF DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

ROLE OF THE BOARD

     Pursuant to Tennessee law, our business, property and affairs are managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of King Pharmaceuticals, Inc., but is not involved in day-to-day operations. Members of the Board keep informed of our business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

BOARD STRUCTURE

     We currently have eight directors. Our Board is divided into three groups, Class I Directors, Class II Directors, and Class III Directors. Each class of directors is elected to serve a three year term. This means that the Class I directors who are elected at the 1999 meeting will serve until the 2002 annual meeting of shareholders unless they resign or are removed.

1998 BOARD MEETINGS

     In 1998, the Board met six times. No director attended less than 75% of all of the board meetings.

BOARD COMMITTEES

     The Board has established an Audit Committee, a Compensation Committee, and a Stock Option Committee.

     The Audit Committee, consisting of Joseph R. Gregory, D. Greg Rooker and Frank W. De Friece, Jr., met two times during 1998. The committee has the responsibility for:

     - hiring one or more independent public accountants to audit King's books, records, and financial statements and to review its system of accounting, including its systems of internal control;

     - discussing with the independent accountants the results of their audits and reviews;

     - conducting periodic independent review of the systems of accounting, including systems of internal control; and

     - making periodic reports to the Board of Directors with respect to its findings.

     The Compensation Committee currently consists of John M. Gregory, Frank W. De Friece, Jr. and D. Greg Rooker. The committee did not meet during 1998 as the Board of Directors assumed the responsibility for reviewing and approving compensation for the executive officers.

     The Stock Option Committee currently consists of Lois A. Clarke, Frank W. De Friece, Jr. and D. Greg Rooker and took action by unanimous written consent on three occasions during 1998. The committee is responsible for administering and determining awards under King's 1997 Incentive and Nonqualified Stock Option Plan for Employees.

DIRECTOR COMPENSATION

     Directors of King receive no compensation for their duties performed as directors. However, currently options for 50,000 shares of common stock have been granted to non-employee directors, subject to shareholder approval of the 1998 Non-Employee Director Stock Option Plan, which was adopted by the Board of Directors in February 1998.
--------------------------------------------------------------------------------

         PROPOSAL 2 -- APPROVAL OF THE KING PHARMACEUTICALS, INC. 1998
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On February 18, 1998, the Board of Directors adopted the King Pharmaceuticals, Inc. 1998 Non-Employee Director Stock Option Plan. The Board believes that the Plan will be an important tool for recruiting and retaining directors and will further align the interests of directors with shareholders. If approved by the shareholders, the Plan, which will be allotted 300,000 shares of common stock, will authorize the issuance to non-employee directors of options for shares of common stock. The following is a summary of the Plan. For a copy of the Plan, please call 1-423-989-8077 or write Kyle P. Macione, Executive Vice President, Investor Relations, King Pharmaceuticals, Inc., 501 Fifth Street, Bristol, Tennessee 37620. Grants may be made under the plan until the date ten years after its adoption by the Board.

ELIGIBILITY

     All directors of King who are not also employees of King or one of its wholly-owned subsidiaries are eligible to participate in the Plan.

ADMINISTRATION

     The Plan will be administered by the Board of Directors. Subject to the express provisions of the Plan, the Board is authorized to establish rules for the administration of the Plan, to interpret the Plan and to supervise its administration, to make determinations about when to make grants under the Plan and the characteristics of these grants, and to take other actions consistent with the Plan.

OPTION GRANTS

     The Board may determine from time to time the non-employee directors to be granted options, the number of shares of stock subject to such options, and the terms and conditions of the options to be granted.

TERM OF OPTIONS

     The term of each option may not be for a period of more than 10 years.

OPTION PRICE

     The exercise price of each option will be equal to 100% of the fair market value of the shares of the common stock on the date of the grant of the option.

EXERCISE OF OPTIONS

     The Board may determine, at the time that an option is granted, the times at which the option may be exercised, as well as any conditions precedent to exercise. The purchase price of the shares purchased pursuant to an option must be paid in full upon delivery of the share certificates.

TERMINATION OF SERVICE AS A DIRECTOR

     If a director's service is terminated by reason of death or disability, then the options become exercisable immediately and may be exercised by the former director's guardian, the representative of the former director's estate, or by one who has acquired the options from the director within certain time constraints. If a director's service is terminated for any other reason, then options which have vested at the time of termination remain exercisable for a period of one year following termination, subject to prior limitations of the option.

ADJUSTMENT IN SHARES COVERED BY OPTIONS

     The number of shares covered by each outstanding option will be adjusted to account for changes in the number of issued and outstanding shares of King (such as through a stock split or combination) or to account for the payment of a dividend.

CHANGE OF CONTROL

     In the event of a change in control, only if provided in the option agreement, any option awarded under this Plan to the extent not previously exercisable will immediately become fully exercisable. The Board in its sole discretion may direct the company to cash out all outstanding options on the basis of the change in control price as of the date the change in control occurs or some other date before the change in control, as may be determined.

TRANSFERABILITY

     All options will be nontransferable except upon the director's death (by the director's will or the laws of descent and distribution) or on a case-by-case basis as may be approved by the Board under the terms of the Plan.

AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may, with respect to any shares not subject to options, amend, suspend, or discontinue the Plan. So long as the common stock remains eligible for trading on the Nasdaq Stock Market, the Board will obtain shareholder approval for those revisions or amendments for which shareholder approval is required by the bylaws of the National Association of Securities Dealers, Inc.

WITHHOLDING OF TAXES

     King may deduct from any payment required to be made under the Plan amounts which are required by law to be withheld.

     APPROVAL OF THE PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE PLAN IS IN KING'S BEST INTERESTS SINCE IT WILL FACILITATE KING'S ABILITY TO ATTRACT, MOTIVATE AND RETAIN DIRECTORS, WHILE ALIGNING THEIR INTERESTS WITH THOSE OF THE SHAREHOLDERS.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.
--------------------------------------------------------------------------------

       PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the 1999 fiscal year. We are presenting this nomination to the shareholders for ratification at the annual meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

     RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS KING'S INDEPENDENT AUDITORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS KING'S INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.

                               OTHER INFORMATION

                              KING STOCK OWNERSHIP

     The following table sets forth certain information regarding the ownership of the common stock as of May 3, 1999, for (i) each person who owns more than 5% of the common stock, (ii) each director and the executive officers who are listed in the executive compensation tables in this proxy statement, and (iii) all executive officers and directors as a group.

                                                                 BENEFICIAL
                                                                OWNERSHIP OF
                                                                COMMON STOCK
                                                          ------------------------
                                                                       PERCENTAGE
                                                          NUMBER OF    OUTSTANDING
EXECUTIVE OFFICERS, DIRECTORS AND 5% SHAREHOLDERS           SHARES      SHARES(1)
-------------------------------------------------         ----------   -----------
John M. Gregory(2)......................................   7,933,807      24.7%
Joseph R. Gregory(3)....................................   2,900,650       9.0
Jefferson J. Gregory(4).................................   1,038,885       3.2
James E. Gregory(5).....................................     149,798         *
R. Henry Richards, M.D.(6)..............................     224,469         *
Ernest C. Bourne(7).....................................     138,478         *
Lois A. Clarke(8)(9)....................................     105,200         *
Frank W. De Friece, Jr.(10).............................      10,000         *
D. Greg Rooker(11)......................................      70,980         *
Ted G. Wood(9)(12)......................................      38,000         *
All executive officers and directors as a group (16
  persons)..............................................  13,221,095      41.1
The United Company(13)..................................   5,172,594      16.1

-------------------------

   * Less than 1%.

 (1) Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 32,105,795 shares issued and outstanding as of May 3, 1999. Options to purchase shares which are exercisable or become exercisable within 60 days of May 3, 1999 are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by each person to whom a portion of such options relate but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

 (2) Includes 6,026,228 shares jointly owned with Mr. Gregory's spouse; 1,852,539 shares owned by S.J., LLC, a limited liability company, the primary members of which are Mr. Gregory's children; 47,900 shares registered in the name of The Lazarus Foundation, Inc., a private foundation controlled by John M. Gregory and 7,140 shares owned by The Jason Foundation, a private foundation controlled by Mr. Gregory and by D. Greg Rooker. Mr. Gregory's address is 501 Fifth Street, Bristol, Tennessee 37620.

 (3) Includes 966,000 shares owned through Kingsway L.L.C., a limited liability company, the primary members of which are Mr. Gregory, his spouse and his son and 12,500 shares issuable upon the exercise of options. Mr. Gregory's address is 501 Fifth Street, Bristol, Tennessee 37620.

 (4) Includes 908,523 shares jointly beneficially owned by Mr. Gregory and his spouse and 58,000 shares beneficially owned by Gregory Investments, L.P., the general partners of which are Mr. Gregory and his spouse and 12,500 and 3,750 shares issuable upon the exercise of options granted to Mr. Gregory and his spouse, respectively.

 (5) Includes 142,702 shares jointly owned with Mr. Gregory's spouse, 3,346 shares owned by the children of Mr. Gregory and his spouse and 3,750 shares issuable upon the exercise of options.

 (6) Includes 203,132 shares jointly owned with Dr. Richards' spouse and 3,750 shares issuable upon the exercise of options.

 (7) Includes 10,000 shares issuable upon the exercise of options, subject to shareholder approval of the 1998 Non-Employee Director Stock Option Plan.

 (8) Includes 16,800 shares held in the name of Ms. Clarke as custodian for Donald Alan Clarke, a minor, and 10,000 shares issuable upon the exercise of options, subject to shareholder approval of the 1998 Non-Employee Director Stock Option Plan.

 (9) Ms. Clarke and Mr. Wood are affiliates of The United Company.

(10) Includes 10,000 shares issuable upon the exercise of options, subject to shareholder approval of the 1998 Non-Employee Director Stock Option Plan.

(11) Includes 20,000 shares held in trust for the benefit of Mr. Rooker's children; 2,850 shares owned by Mr. Rooker's spouse, 7,140 shares owned by Family Community Newspapers of Southwest Virginia, 7,140 shares owned by The Jason Foundation, a private foundation controlled by Mr. Rooker and by John M. Gregory and 10,000 shares issuable upon the exercise of options, subject to shareholder approval of the 1998 Non-Employee Director Stock Option Plan.

(12) Includes 10,000 shares issuable upon the exercise of options, subject to shareholder approval of the 1998 Non-Employee Director Stock Option Plan.

(13) The United Company along with certain of its affiliates beneficially own in the aggregate 7,001,658 shares representing approximately 21.8% of the outstanding shares of King. The address of The United Company is 1005 Glenway Avenue, Bristol, Virginia 24201.

     Messrs. John M. Gregory, Joseph R. Gregory, Jefferson J. Gregory, James E. Gregory and Richards serve as executive officers of King. Messrs. John M. Gregory, Joseph R. Gregory and Jefferson J. Gregory also serve as directors of King.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation King paid to its chief executive officer and the four other most highly paid executive officers earning in excess of $100,000 during 1998.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL
                                                     COMPENSATION
                                         FISCAL   ------------------      ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY     BONUS    COMPENSATION(1)
---------------------------              ------   --------   -------   ---------------
John M. Gregory........................   1998    $361,566   $   -0-       $4,800
  Chairman of the Board and               1997     360,918       -0-        4,800
  Chief Executive Officer
Jefferson J. Gregory...................   1998     282,881       -0-        4,800
  President and Chief Operating           1997     265,854       -0-        4,800
  Officer, King Pharmaceuticals, Inc.
  and Parkedale Pharmaceuticals, Inc.
Joseph R. Gregory......................   1998     281,099       -0-        4,800
  Vice Chairman of the Board and          1997     242,588       -0-        4,800
  President and Chief Operating
  Officer, Monarch Pharmaceuticals,
  Inc.
James E. Gregory.......................   1998     228,795    10,000        2,250
  Executive Vice President,               1997     201,569     4,000        4,800
  General Manager
R. Henry Richards, M.D.................   1998     217,832    10,000        4,800
  Executive Vice President,               1997     218,189     4,000        4,800
  Medical Affairs

-------------------------

(1) All Other Compensation reflects King's matching contributions to its 401(k) plan.

                                 OPTION GRANTS

     The following table sets forth the number of options to purchase shares of common stock that had been granted to executive officers named in the Summary Compensation Table above as of December 31, 1998.

                    OPTIONS/SARS GRANTED IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
--------------------------------------------------------------------------------      VALUE AT ASSUMED
                          NUMBER OF      PERCENT OF                                 ANNUAL RATES OF STOCK
                          SECURITIES   TOTAL OPTIONS                               PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO     EXERCISE OR                    OPTION TERM(3)
                           OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
NAME                      GRANTED(1)   FISCAL YEAR(2)     ($/SH)         DATE       5% ($)       10% ($)
----                      ----------   --------------   -----------   ----------   --------     ----------
Jefferson J. Gregory....    25,000          11.3%          14.00         2008      764,775      1,425,092
Joseph R. Gregory.......    25,000          11.3           14.00         2008      764,775      1,425,092
James E. Gregory........     7,500           3.4           14.00         2008      229,432        427,528
R. Henry Richards,
  M.D...................     7,500           3.4           14.00         2008      229,432        427,528

-------------------------

(1) The options reported in this column consist of options granted under the 1997 Incentive and Nonqualified Stock Option Plan for Employees of King Pharmaceuticals, Inc. One-fourth of the options became exercisable on December 25, 1998, one fourth will become exercisable on June 25, 1999 and the remainder on June 25, 2000.

(2) Based on outstanding options to purchase an aggregate of 220,200 shares of common stock.

(3) Based on $27.375 per share, the average bid and asked prices of the common stock as quoted on the Nasdaq Stock Market at December 31, 1998.

     The following table discloses information regarding stock options held at the end of or exercised in fiscal year 1998 for executive officers named in the Summary Compensation Table above as of December 31, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                    SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                          SHARES                    AT DECEMBER 31, 1998         AT DECEMBER 31, 1998(1)
                        ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                     EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   --------   -----------   -------------   -----------   -------------
Jefferson J.
  Gregory.............      -0-         n/a         6,250         18,750        $171,093       $513,281
Joseph R. Gregory.....      -0-         n/a         6,250         18,750         171,093        513,281
James E. Gregory......      -0-         n/a         1,875          5,625          51,328        153,984
R. Henry Richards,
  M.D.................      -0-         n/a         1,875          5,625          51,328        153,984

-------------------------

(1) Based on $27.375 per share, the average bid and asked prices of the common stock as quoted on the Nasdaq Stock Market at December 31, 1998.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1998, Messrs. John M., Jefferson J. and Joseph R. Gregory participated in the deliberations of the Board of Directors concerning executive officer compensation but not in deliberations about their own compensation. See the Report of the Compensation Committee on Executive Compensation, below, for further discussion.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     While the Board of Directors has appointed a Compensation Committee, during 1998 the entire Board assumed the responsibility for reviewing and approving compensation for the executive officers. However, no director of King who also serves as an executive officer participated in deliberations about his own compensation. In determining executive compensation for 1998, the Board attempted to make executive compensation sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward such executives for achieving the scientific, financial and strategic goals essential to King's long-term success and growth in shareholder value. King's typical executive compensation package consisted of two main components:
(1) base salary and (2) cash bonuses. The Stock Option Committee also granted stock options to King's executive officers, except for John M. Gregory, Chairman of the Board and Chief Executive Officer.

BASE COMPENSATION

     During 1998, the Board's approach was to offer executive salaries competitive with those of other executives in King's industry. To that end, the Board evaluated the competitiveness of its base salaries based upon information drawn from various sources, including published and proprietary survey data and King's own experience recruiting and training executives and professionals. King's base salary levels, including that of its chief executive officer, are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, King's overall financial performance and the performance of the individual executive.

BONUSES

     In addition to base salary, executives and managers are eligible to receive discretionary bonuses from time to time. The amount of the bonus and any performance criteria vary with the position and role of the individual within King.

STOCK OPTION GRANTS

     During 1998, the Stock Option Committee granted stock options to executive officers in order to provide them with a competitive total compensation package and to reward them for their contribution to the long-term price performance of King's common stock. Grants of stock options are designed to align executive officers' interests with those of King shareholders. The Stock Option Committee determines option awards for executive officers.

                                          BOARD OF DIRECTORS ACTING
                                          AS COMPENSATION COMMITTEE
                                          FOR 1998

                                          John M. Gregory, Chairman of the Board
                                          Joseph R. Gregory, Vice Chairman of
                                          the Board
                                          Jefferson J. Gregory
                                          Ernest C. Bourne
                                          Lois A. Clarke
                                          Frank W. De Friece, Jr.
                                          D. Greg Rooker
                                          Ted G. Wood

                               PERFORMANCE GRAPH

     The graph below compares the performance of King since its initial public offering in June 1998 with the S&P 500 Index and a peer group index. It shows an investment of $100 on June 25, 1998. The peer group index includes United States pharmaceutical companies which trade on the Nasdaq Stock Market.

                                                                                                        NASDAQ Stocks
               MEASUREMENT PERIOD                   King                   Nasdaq Stock Market         (SIC 2830-2839
             (FISCAL YEAR COVERED)           Pharmaceuticals, Inc.           (US Companies)          US Companies) Drugs

6/25/98                                            100.0                           100.0                  100.0
6/30/98                                            100.0                           101.8                   99.9
7/31/98                                            115.2                           100.6                  101.2
8/31/98                                            102.7                            80.7                   77.2
9/30/98                                             98.2                            91.9                   95.2
10/30/98                                           111.2                            95.9                  101.3
11/30/98                                           107.1                           105.6                  105.8
12/31/98                                           188.4                           119.3                  126.9


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Upon King's initial public offering in June 1998, its officers became subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) requires our directors and executive officers to file with the SEC reports of their holdings and transactions in King Pharmaceuticals, Inc. common stock. Based on our records and representations from these persons, we believe that SEC beneficial ownership reporting requirements for 1998 were met, except those items listed below.

     - Only a portion of the initial holdings of Ronald C. Siegfried and D. Greg Rooker were reported at the time of King's initial public offering in June 1998.

     - A late report was filed regarding the purchase of shares by Mr. Siegfried in August 1998.

     - Reports were not filed on time regarding the sales of shares by Messrs. John M., Jefferson J., Joseph R. and James E. Gregory, as well as R. Henry Richards, M.D.,

       Ms. Terri D. White-Gregory, and Brian G. Shrader, relating to the exercise of a previously publicly disclosed overallotment option by King's underwriters in July 1998.

     - Late reports were filed regarding four purchases of King's common stock by Mr. Rooker, in June and October 1998, and four purchases by Frank W. De Friece, Jr., in July, August, September, and October 1998.

     - Late reports were also filed regarding the release of previously pledged shares to Dr. Richards in August and October 1998.

     Due to the complexity of the reporting rules, King has assumed certain responsibilities for filing compliance and has instituted procedures to assist officers and directors with these obligations.

                              CERTAIN TRANSACTIONS

     King Pharmaceuticals Benevolent Fund, Inc. is a nonprofit corporation organized under the laws of the Commonwealth of Virginia and is exempt from taxation under Section 501 (c)(3) of the Internal Revenue Code. The Board of Directors of the Benevolent Fund includes John M. Gregory, Joseph R. Gregory, Jefferson J. Gregory, James E. Gregory, and R. Henry Richards, M.D. who are also executive officers of King or one of its wholly-owned subsidiaries. Messrs. John M., Joseph R., and Jefferson J. Gregory are also directors of King. King advanced $1.0 million to the Benevolent Fund in 1997, which was used for administrative purposes. At December 31, 1998, the Benevolent Fund was indebted to King in the amount of approximately $596,000. The Benevolent Fund is independent of King and maintains its own accounting records, and its activities are not directly related to the business of King.

     The United Company, a Virginia corporation, and certain of it shareholders, officers, directors and employees are the beneficial owners of approximately 21.8% of the common stock of King. Currently, two members of King's Board of Directors, Lois A. Clarke and Ted G. Wood, are affiliates of The United Company. As part of the sale of stock to The United Company on March 17, 1997, King executed a promissory note in the amount of $1.8 million payable to The United Company. The promissory note provided for quarterly payments of interest, at a rate of 10.0% per annum, commencing on July 1, 1997, together with a single payment of principal and any accrued interest on April 1, 1999. King has paid the note in full. Proceeds of the loan from The United Company were used to fund, in part, the acquisition of the Cortisporin(R) and Pediotic(R) product lines from Glaxo Wellcome Inc.

     For the year ended December 31, 1998, the Company had paid Bourne & Co., Inc. an affiliate of Mr. Bourne (a director of King and since January 1999 the President of the International Division) $2,475,000 for consulting services. Additionally, in connection with the Altace(R) acquisition and the related financing, Bourne & Co., Inc. received $1,250,000 in January 1999. King also purchased office furniture, accessories and supplies for its international division office in Charlotte, North Carolina from Bourne & Co., Inc. for approximately $79,000. In addition, for the year ended December 31, 1997, King paid Bourne & Co., Inc. approximately $651,000 for its advisory services in the acquisition of the Cortisporin(R) product line and $62,000 for consulting services. Bourne & Co., Inc.

provided consulting services to King in areas such as corporate development, financing alternatives and strategies, and general business planning.

     In September 1998, King purchased for approximately $350,000 the primary residence of Jefferson J. Gregory in connection with his relocation to King's Parkedale facility, located in Rochester, Michigan. King believes that the purchase price was at fair market value and currently holds the property for resale.

                                 OTHER MATTERS

     The Board of Directors knows of no matters other than those discussed in this proxy statement which will be presented at the 1999 annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

     Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the annual meeting, we, without charge, will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 1998. Requests should be directed to Kyle P. Macione, Executive Vice President, Investor Relations, King Pharmaceuticals, Inc., 501 Fifth Street, Bristol Tennessee 37620, which is the address of King's principal executive offices.

                                          BY ORDER OF THE BOARD
                                          OF DIRECTORS
                                          /S/ JOSEPH R. GREGORY
                                          Joseph R. Gregory
                                          Secretary

Bristol, Tennessee
May 14, 1999

PROXY                      KING PHARMACEUTICALS, INC.
                                501 FIFTH STREET
                            BRISTOL, TENNESSEE 37620
                      THIS PROXY IS SOLICITED ON BEHALF OF
       THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned appoints each of John A. A. Bellamy and Kyle P. Macione, or either of them, with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of King Pharmaceuticals, Inc. (the "Company") at the close of business on May 3, 1999, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at Meadowview Conference Resort & Convention Center, 1901 Meadowview Parkway, Kingsport, Tennessee, on Friday, June 25, 1999, at 2:00 p.m., E.D.T., and at any and all adjournments, upon the matters set forth in the Notice of the meeting. The Proxy is further authorized to vote in his discretion as to any other matters which may come before the meeting. At the time of preparation of the Proxy Statement, the Board of Directors knows of no business to come before the meeting other than that referred to in the Proxy Statement.

    THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.

(1) Election of two Class I Directors to serve until the 2002 Annual Meeting of Shareholders, or until their successors have been duly elected and qualified:

    [ ] FOR all nominees listed below (except as indicated to the contrary below).

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

                    John M. Gregory                D. Greg Rooker

    INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

--------------------------------------------------------------------------------

(2) Approval of King Pharmaceuticals, Inc. 1998 Non-Employee Director Stock Option Plan.

    [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

(3) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants and auditors for 1999.

    [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

    The undersigned hereby acknowledges receipt of the Notice of the 1999 Annual Meeting of Shareholders of King Pharmaceuticals, Inc. and the related Proxy Statement.

Dated:                   , 1999
     -------------------                         Signed:
                                                        -----------------------

                                                 Signed:
                                                        -----------------------

                                                 Shareholder should sign here
                                                 exactly as shown on the label
                                                 affixed hereto. Administrator,
                                                 Trustee, or Guardian, please
                                                 give full title. If more than
                                                 one Trustee, all should sign.
                                                 All Joint Owners should sign.

                                                 Please indicate if you plan to
                                                 attend the Annual Meeting of
                                                 Shareholders.  [ ] Yes  [ ] No

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE TO:

   Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt,
                                 NJ 07072-2586